Allstate Life Insurance
Company of New York
(Herein called "We" or "Us")

Headquarters: One Allstate Drive, Farmingville, New York 11738
-----------------------------------------------------------------------------


Flexible Premium Deferred Variable Annuity Certificate

This Certificate is issued to customers of Insurance agencies or broker/dealers that sell A I M mutual funds according to the terms of Master Policy number 64900060 issued by Allstate Life Insurance Company of New York to A I M Management Group, Inc. A I M Management Group, Inc. is called the Master Policyholder. This Certificate is governed by New York law.

Throughout this Certificate, "you" and "your" refer to the Certificate owner(s). "We", "us" and "our" refer to Allstate Life Insurance Company of New York.

Certificate Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit and a death benefit during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase. An Administrative Expense and Mortality and Expense Risk Charge equivalent to annualized charge of 1.50% will be deducted daily from the Variable Account. The smallest annual rate of net investment return on the Variable Account assets required to keep Variable Account Income Payments from Decreasing is 4.50%.

The dollar amount of income payments or other values provided by this Certificate, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account.

A $35 Certificate Maintenance charge will be deducted from the Variable Account on each Certificate Anniversary.

This Certificate and Master Policy do not pay dividends.

The tax status of this Certificate as it applies to the owner should be reviewed each year.

PLEASE READ YOUR CERTIFICATE CAREFULLY.

This is a legal contract between the Certificate owner and Allstate Life Insurance Company of New York.

Return Privilege
If you are not satisfied with this Certificate for any reason, you may return it to us or our agent within 10 days after you receive it. We will refund any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date of cancellation, plus any purchase payments allocated to the Fixed Account Options. If this Certificate is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Certificate Value. A refund under this return privilege excludes the actual amount of any Credit Enhancement.

If you have any questions about your Allstate Life Insurance Company of New York variable annuity, please contact Allstate Life Insurance Company of New York at
(800) 692-4682.
[GRAPHIC OMITTED]

[GRAPHIC OMITTED]







         Secretary               Chairman and Chief Executive Officer




NYLU509                                                        (10/2000)
                                                Page 1

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TABLE OF CONTENTS
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THE PERSONS INVOLVED.............................................3

ACCUMULATION PHASE...............................................4

PAYOUT PHASE....................................................11

INCOME PAYMENT TABLES...........................................13

GENERAL PROVISIONS..............................................15



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                                                          Page 2

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ANNUITY DATA
----------------------------------------------------------------------------

CERTIFICATE NUMBER:...................................................444444444

ISSUE DATE:....................................................January 15, 2000

INITIAL PURCHASE PAYMENT:............................................$10,000.00
                                                                            IRA
CREDIT ENHANCEMENT (as a percentage of Purchase Payment):....................4%

INITIAL ALLOCATION OF PURCHASE PAYMENT:

                                                                   ALLOCATED
                                                                   AMOUNT (%)

VARIABLE SUB-ACCOUNTS
         Dent Demographic Trends                                       20%
         Diversified Income                                            10%
         Government Securities                                         10%
         Value                                                         10%

                                                                                        RATE
                                            ALLOCATED     GUARANTEED                    GUARANTEE
                                            AMOUNT (%)    INTEREST RATE                 THROUGH

STANDARD FIXED ACCOUNT
         1 Year Guarantee Period            10%                    5.00%                01/15/2001
         3 Year Guarantee Period            10%                    6.40%                01/15/2003
         5 Year Guarantee Period            10%                    7.00%                01/15/2005
         7 Year Guarantee Period            10%                    7.20%                01/15/2007

DOLLAR COST AVERAGING FIXED ACCOUNT
         Nine-Month Guarantee Period        10%                     4.9%                09/15/2000

MINIMUM GUARANTEED RATE
         Fixed Account Options:....................................3.00%

PAYOUT START DATE:......................................January 15, 2055

OWNER:..........................................................John Doe
 ................................................................Jane Doe

ANNUITANT:......................................................John Doe
         AGE AT ISSUE:................................................35
         SEX:.......................................................Male

                                  RELATIONSHIP
BENEFICIARY                         TO OWNER                    PERCENTAGE
-----------                       --------------                ----------
Jane Doe                             Wife                          100%

                                  RELATIONSHIP
CONTINGENT BENEFICIARY              TO OWNER                    PERCENTAGE
----------------------           --------------                 ----------
Susan Doe                           Daughter                       100%


DPNY509

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THE PERSONS INVOLVED
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Owner The person named at the time of application is the Owner of this
Certificate unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else.

You may exercise all rights stated in this Certificate, subject to the rights of any irrevocable Beneficiary.

You may change the Owner or Beneficiary at any time. If the Owner is a natural person, you may change the Annuitant prior to the Payout Start Date. Once we have received a satisfactory written request for an Owner, Beneficiary or Annuitant change, the change will take effect as of the date you signed it. We are not liable for any payment we make or other action we take before receiving any written request for a change from you.

You may not assign an interest in this Certificate as collateral or security for a loan. However, you may assign periodic income payments under this Certificate prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If the sole surviving Owner dies prior to the Payout Start Date, the Beneficiary becomes the new Owner. If the sole surviving Owner dies after the Payout Start Date, the Beneficiary becomes the new Owner and will receive any subsequent guaranteed income payments.

If more than one person is designated as Owner:

o Owner as used in this Certificate refers to all people named as Owners, unless otherwise indicated;

o    any request to exercise ownership rights must be signed by all Owners; and

o on the death of any person who is an Owner, the surviving person(s) named as Owner will continue as Owner.


New Owner The New Owner is the Owner determined immediately after death of the Owner. The New Owner is:

o        the surviving Owner
o        if no surviving Owner, the beneficiary(ies) of a single Owner; or
o        the beneficiary(ies) of a sole surviving Owner.


Annuitant The Annuitant is the person named on the Annuity Data Page, but may be changed by the Owner, as described above. The Annuitant must be a living individual. If the Annuitant dies prior to the Payout Start Date, and the owner does not name a new Annuitant, the new Annuitant will be:

o        the youngest Owner; otherwise,

o        the youngest Beneficiary.


Beneficiary The Beneficiary is the person(s) named on the Annuity Data Page, but may be changed by the Owner, as described above. We will determine the Beneficiary from the most recent written request we have received from you. If you do not name a Beneficiary or if the Beneficiary named is no longer living, the Beneficiary will be:

o        your spouse if living; otherwise,

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o        your children equally if living; otherwise,

o        your estate.

The Beneficiary may become the Owner under the circumstances described in the Owner provision above.

The Beneficiary may assign benefits under the Certificate, as described above, once they are payable to the Beneficiary. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.


Natural Person As used in this Certificate, natural person means a living individual or trust entity that is treated as an individual for Federal Income Tax purposes under the Internal Revenue Code.



ACCUMULATION PHASE
------------------------------------------------------------------------------


Accumulation Phase Defined The "Accumulation Phase" is the first of two phases during your Certificate. The Accumulation Phase begins on the issue date of the Certificate stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Certificate is terminated before that date.


Certificate Year "Certificate Year" is the one year period beginning on the issue date of the Certificate and on each anniversary of the issue date.


Investment Alternatives The "Investment Alternatives" are the Sub-accounts of the Variable Account and any Fixed Account Options. We reserve the right to limit the availability of the Investment Alternatives for new investments. Any limit will be applied to all Owners and will be applied to all Owners and will be applied in a non- discriminatory manner.


Credit Enhancement A "Credit Enhancement" will be allocated to the Investment Alternatives you selected at the time of the purchase payment. It will be allocated among the Investment Alternatives in the same proportions as the purchase payment. The amount of your Credit Enhancement will be the percentage of your purchase payment indicated on the Annuity Data Page. We do not consider Credits to be an investment in the Certificate for income tax purposes.


Purchase Payments Purchase payments are initial and subsequent payments made by you, and do not include any Credit Enhancement. The initial purchase payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. The number of purchase payments is unlimited. We may limit the amount of each subsequent purchase payment that we will accept to a minimum of $500 and a maximum of $2,000,000. Any limits to Purchase Payments will be applied to all Owners and will be applied in a non-discriminatory manner.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation must equal 100%.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, simply by giving us written notice. Any change will be effective at the time we receive the notice.

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Variable Account The "Variable Account" for this Certificate is the Allstate
Life Insurance Company of New York Separate Account A. This account is a separate investment account to which we allocate assets contributed under this and certain other certificates. These assets will not be charged with liabilities arising from any other business we may have.


Variable Sub-accounts The Variable Account is divided into Sub-accounts. Each Sub-account invests solely in the shares of the mutual fund underlying that Sub-account. The Fixed Account Options are assets of the General Account.


Fixed Account Options The Fixed Account Options are the Standard Fixed Account and the Nine-Month Dollar Cost Averaging Fixed Account.


Standard Fixed Account Money in the Standard Fixed Account will earn interest at the current rate in effect at the time of allocation or transfer to the Standard Fixed Account for the guarantee periods. We will offer one- year, three-year, five-year, and seven-year guarantee periods. Other guarantee periods may be offered at our discretion. After the guarantee period, a renewal rate will be declared. Subsequent renewal dates will be on anniversaries of the first renewal date. The current rate and the renewal rate(s) will never be less than 3%.

Interest is credited to the Standard Fixed Account daily during the accumulation phase. The rates we quote when referring to interest credits are effective annual interest rates. "Effective annual rate" means the yield earned when interest credited at the underlying daily rate has compounded for a full year.

We will mail you a notice prior to the expiration of each guarantee period of the Standard Fixed Account outlining the options available at the end of the guarantee period. This notice will be mailed at least 15 days but not more than 45 days before the beginning of the 30-day period. During the 30 day period after a Guarantee period expires you may:

o take no action and we will automatically apply the guarantee period value to a guarantee period of the shortest duration to be established on the day the previous guarantee period expired; or

o notify us to apply the Guarantee period value to a new guarantee period(s) to be established on the day the previous guarantee period expired; or

o notify us to apply the guarantee period value to any Sub-account of the Variable Account on the day we receive the notification; or

o receive a portion of the guarantee period value or the entire guarantee period value through a partial or full withdrawal; however, a Withdrawal Charge and taxes may apply. In this case, the amount withdrawn will be deemed to have been withdrawn on the day the guarantee period expired.


Nine-Month Dollar Cost Averaging Fixed Account Money in the Nine-Month Dollar Cost Averaging

Fixed Account will earn interest for nine months at the current rate in effect at the time of allocation to the Nine- Month Dollar Cost Averaging Fixed Account. Crediting rates for the Nine-Month Dollar Cost Averaging Fixed Account will never be less than 3% annually. Each purchase payment and associated interest in the Nine-Month Dollar Cost Averaging Fixed Account must be transferred to other investment alternatives in equal monthly installments with the first transfer occurring within 30 days of allocation. If we do not receive allocation instructions from you, the payment and associated interest will be transferred to the money market subaccount in equal monthly installments. The number of monthly installments must be no more than nine. At the end of the nine months from the date of a purchase payment allocation to the Nine-Month Dollar Cost Averaging Fixed Account, any remaining portion of the purchase payment and interest in the Nine-Month Dollar Cost Averaging Fixed Account will be allocated to other investment alternatives as defined by the current Nine-Month Dollar Cost Averaging Fixed Account allocation. No amount may be transferred into the Nine-Month Dollar Cost Averaging Fixed Account.

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Crediting Interest We credit interest daily to money allocated to the Fixed
Account options at a rate which compounds over one year to the interest rate we guaranteed when the money was allocated. We will credit interest to the initial purchase payment including Credit Enhancement allocated to any Fixed Account Option from the issue date. We will credit interest to subsequent purchase payments including Credit Enhancements allocated to any Fixed Account Options from the date we receive them at a rate declared by us. We will credit interest to transfers to the Guaranteed Maturity Fixed Account from the date the transfer is made. The interest rate for the Fixed Account Options will never be less than the 3% minimum guaranteed rate.

Transfers Prior to the Payout Start Date, you may transfer amounts between Investment Alternatives. You may make 12 transfers per Certificate Year without charge. Each transfer after the 12th transfer in any Certificate Year may be assessed a $10 transfer fee. Except in the instance of full surrender, transfers are subject to the following restrictions:

o The one year fixed account will have no transfer or withdrawal restriction. Any amount withdrawn above the 15% Preferred Withdrawal Amount may be subject to withdrawal charges. In addition, amounts withdrawn at the end of the guarantee period may be subject to withdrawal charges.

o With the 3, 5 and 7 year guarantee periods transfers and/or withdrawals of interest are not subject to any restrictions. Withdrawals may be subject to withdrawal charges. A maximum of 25% of the principal of any guarantee period may be transferred or withdrawn from that guarantee period each year. Years are measured from the date the guarantee period is established. The 25% is non-cumulative from year to year.

o We reserve the right to limit the number of transfers in any Certificate Year or to refuse any transfer request for an Owner or certain Owners if, in our sole discretion:

         o we believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds or would be to the disadvantage of other Certificate Owners; or

         o we are informed by one or more of the underlying mutual funds that the purchase or redemption of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

         Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us to be to the disadvantage of the other Certificate Owners.

We reserve the right to waive the transfer fees and restrictions contained in this Certificate.


Certificate Value On the issue date of the Certificate, the "Certificate Value" is equal to the initial purchase payment plus the Credit Enhancement. After the issue date, the "Certificate Value" is equal to the sum of:

o the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

o        the total value you have in any Fixed Account Options

If you withdraw the entire Certificate Value, you may receive an amount less than the Certificate Value because a Withdrawal Charge, income tax withholding and a premium tax charge may apply.


Valuation Period and Valuation Date A "Valuation Period" is the time interval between the closing of the New York Stock Exchange on consecutive Valuation Dates. A "Valuation Date" is any date the New York Stock Exchange is open for trading.



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Accumulation Units and Accumulation Unit Value Amounts which you allocate to a
Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The Accumulation Unit Value for each Sub-account at the end of any Valuation Period is calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may go up or down. Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account will decrease the number of Accumulation Units for that Sub-account.


Net Investment Factor For each Sub-account of the Variable Account, the "Net Investment Factor" for a Valuation Period is equal to:

(A)  The sum of:

     (1) the net asset value per share of the mutual fund underlying the Sub-account determined at the end of the current Valuation Period, plus

     (2) the per share amount of any dividend or capital gain distributions made by the mutual fund underlying the Sub-account during the current Valuation Period.

(B) Divided by the net asset value per share of the mutual fund underlying the Sub-account determined as of the end of the immediately preceding Valuation Period.

(C) The result is reduced by the Administrative Expense Charge and the Mortality and Expense Risk Charge corresponding to the portion of the current calendar year that is in the current valuation period.


Charges The charges for this Certificate include Administrative Expense Charges, Mortality and Expense Risk Charges, Certificate Maintenance Charges, transfer charges, and any applicable taxes. If a withdrawal is made, the Certificate may also be subject to a Withdrawal Charge.


Administrative Expense Charge The annualized Administrative Expense Charge will never be greater than 0.10%. (See Net Investment Factor for a description of how this charge is applied.)


Mortality and Expense Risk Charge The annualized Mortality and Expense Risk Charge will never be greater than 1.40%. (See Net Investment Factor for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Certificate.


Certificate Maintenance Charge Prior to the Payout Start Date, a Certificate Maintenance Charge will be deducted from your Certificate Value on each Certificate anniversary. The charge is only deducted from the Sub- accounts of the Variable Account. The charge will be deducted on a pro-rata basis from each Sub-account of the Variable Account. A full Certificate Maintenance Charge will be deducted if the Certificate is terminated on any date other than a Certificate anniversary. The annualized charge will never be greater than $35 per Certificate Year. The Certificate Maintenance Charge will be waived if total purchase payments are $50,000 or more or if all money is allocated to the Fixed Account options on the Certificate anniversary.

After the Payout Start Date the Certificate Maintenance Charge will be deducted in equal parts from each income payment. The Certificate Maintenance Charge will be waived if the Certificate Value on the Payout Start Date is $50,000 or more or if all payments are Fixed Amount Income Payments.


Taxes Any premium tax or income tax withholding relating to this Certificate may be deducted from purchase


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payments or the Certificate Value when the tax is incurred or at a later time.


Withdrawal You have the right to withdraw part or all of your Certificate Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Certificate Value to less than $1,000, we will treat the request as a withdrawal of the entire Certificate Value. If you withdraw the entire Certificate Value, the Certificate will terminate.


You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Certificate Value will be reduced by the amount paid to you and any applicable Withdrawal Charge and taxes. A Certificate Maintenance Charge will also be deducted if the Certificate is terminated. Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Certificate.


Preferred Withdrawal Amount During the first Certificate Year, the Preferred Withdrawal Amount equals 15% of your initial purchase payment. Each subsequent Certificate Year the Preferred Withdrawal Amount is equal to 15% of the Certificate Value as of the beginning of that Certificate Year. Each Certificate Year you may withdraw the Preferred Withdrawal Amount without any Withdrawal Charge. Any Preferred Withdrawal Amount which is not withdrawn in a year may not be carried over to increase the Preferred Withdrawal Amount available in a subsequent year.



Withdrawal Charge Withdrawals in excess of the Preferred Withdrawal Amount will be subject to a Withdrawal Charge as follows:



Payment Year:    1     2      3      4      5      6     7      8  9 and Later

Percentage:      8%    8%     7%     7%     6%     5%    4%     3%    0%


To determine the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

For each purchase payment withdrawal, the "Payment Year" in the table is measured from the date we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year times that part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount.


Death of Owner If you die prior to the Payout Start Date, the New Owner will be the surviving Owner. If there is no surviving Owner, the New Owner will be the Beneficiary(ies). The New Owner will have the options described below,

1.   If the sole new Owner is your spouse:


     a. Your spouse may elect, within 180 days of the date of your death, to receive the Death Benefit described below in a lump sum.

     b. Your spouse may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out under one of the Income Plans described in the Payout Phase section. The Payout Start Date must be within one year of your date of death. Income Payments must be:


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          i.   over the life of your spouse; or

          ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

          iii. Over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.


     c. If your spouse does not elect one of the options above, then your spouse may continue the Certificate in the Accumulation Phase as if the death had not occurred. If the Certificate is continued in the Accumulation Phase, the following conditions apply:

          o On the day the Certificate is continued, the Certificate Value will be the Death Benefit as determined at the end of the Valuation Period during which we received due proof of death.

          o The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

          o Prior to the Payout Start Date, the Death Benefit of the continued Certificate will be the greater of:

               o the sum of all purchase payments reduced by a withdrawal adjustment, as defined in the Death Benefit provision; or

               o the Certificate Value on the date we determine the Death Benefit; or

               o the Certificate Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment, as defined in the Death Benefit provision.

2. If the New Owner is not your spouse but is a natural person, then this New Owner has the following options:


     a. The New Owner may elect, within 180 days of the date of your death, to receive the death benefit described below in a lump sum.

     b. The New Owner may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out under one of the Income Plans described in the Payout Phase section. The Payout Start Date must be within one year of your date of death. Income Payments must be:

          i.   over the life of the New Owner; or

          ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the New Owner; or

          iii. Over the life of the New Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the New Owner.

     c. The New Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of your date of death. The New Owner may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

3.   If the New Owner is a corporation or other non-Natural Person:


     a. The non-natural Owner may elect, within 180 days of your death, to receive the Death Benefit in a lump sum.

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



     b. The non-natural Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of your date of death.

If any New Owner is a non-Natural Person, all New Owners will be considered to be non-Natural Persons for the above purposes.

If the New Owner who is not your spouse does not make one of the above described elections, the Settlement Value must be withdrawn by the New Owner on or before the mandatory distribution date 5 years after your date of death. Under any of these options, all ownership rights are available to the new Owner from the date of your death to the date on which the Death Benefit or Settlement Value is paid. We reserve the right to extend the period of time in which we will use the Death Benefit rather than the Settlement Value to determine the payment amount. The death benefit paid will be at least as high as the Settlement Value. The right applies only the amount payable as death benefit proceeds and in no way restricts when a claim may b e filed.


Death of Annuitant If the Annuitant who is not also the Owner dies prior to the Payout Start Date, the Owner must elect an applicable option listed below. If the option selected is 1(a) or 1(b)(ii) below, the new Annuitant will be the youngest Owner, unless the Owner names a different Annuitant.

1.   If the Owner is a Natural Person:

     a. The Owner may choose to continue this Certificate as if the death had not occurred; or

     b. If we receive due proof of death within 180 days of the date of the Annuitant's death, then the Owner may alternatively choose to:

          i.   Receive the Death Benefit in a lump sum; or

          ii. Apply the Death Benefit to an Income Plan which must begin within one year of the date of death.

2.   If the Owner is a non-Natural Person:

     a. The non-natural Owner may elect, within 180 days of the Annuitant's date of death, to receive the Death Benefit in a lump sum; or

     b. The non-natural Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of the Annuitant's date of death.

If the non-natural Owner does not make one of the above described elections, the Settlement Value must be withdrawn by the non-natural Owner on or before the mandatory distribution date 5 years after the Annuitant's death.

Under any of these options, all ownership rights are available to the Owner from the date of the Annuitant's death to the date on which the Death Benefit or Settlement Value is paid. We reserve the right to extend beyond 180 days the period when we will pay the Death Benefit.


Death Benefit Except as defined above when the surviving spouse continues the Certificate, prior to the Payout Start Date, the Death Benefit is equal to the greatest of the following Death Benefit alternatives:

o the sum of all purchase payments reduced by a withdrawal adjustment, as defined below; or

o    the Certificate Value on the date we determine the Death Benefit; or

o the amount that would have been payable in the event of a full withdrawal of the Certificate Value on the date we determine the Death Benefit; or

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o    the Certificate  Value on each Death Benefit  Anniversary prior to the date we determine  the Death  Benefit,  increased by any purchase  payments made
     since  that  Death  Benefit   Anniversary   and  reduced  by  a  withdrawal
     adjustment, as defined below.



The first Death Benefit Anniversary is the 8th Certificate anniversary. Subsequent Death Benefit Anniversaries are those Certificate anniversaries that are multiples of 8 Certificate Years, beginning with the 16th Certificate anniversary. For example, the 8th, 16th, and 24th Certificate anniversaries are the first three Death Benefit Anniversaries.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

     (a)  = the withdrawal amount.
     (b)  = the Certificate Value immediately prior to the withdrawal.
     (c) = the value of the applicable Death Benefit alternative immediately prior to the withdrawal.

We will determine the value of the Death Benefit as of the end of the Valuation Period during which we receive a complete request for payment of the Death Benefit. A complete request includes due proof of death.


Settlement Value The Settlement Value is the same amount that would be paid in the event of a full withdrawal of the Certificate Value. We will calculate the Settlement Value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death, whichever is earlier.



PAYOUT PHASE
------------------------------------------------------------------------------


Payout Phase Defined The "Payout Phase" is the second of the two phases during your Certificate. During this phase the Certificate Value less any applicable taxes is applied to the Income Plan you choose and is paid out as provided in that plan.

The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan chosen.


Payout Start Date The "Payout Start Date" is the date the Certificate Value less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The Payout Start Date must be on or before the later of the Annuitant's 90th birthday.


Income Plans An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. The Certificate Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list:

1. Life Income with Guaranteed Payments. We will make payments for as long as the Annuitant lives. If the Annuitant dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.


2. Joint and Survivor Life Income with Guaranteed Payments. We will make payments for as long as


NYLU509
     either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives. If both the Annuitant and the joint Annuitant die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

3. Guaranteed Number of Payments. We will make payments for a specified number of months beginning on the Payout Start Date. These payments do not depend on the Annuitant's life. The number of months guaranteed may be from 60 to
     360. Income payments for less than 120 months may be subject to a Withdrawal Charge.

     In lieu of applying all or a portion of the Certificate Value to Income Plans 1, 2, or 3, the Owner may elect to:

     o    receive a withdrawal benefit as described in the Withdrawal provision:
          or

     o    receive income payments for a specified period.

We reserve the right to make available other Income Plans.


Income Payments Income payment amounts may be Variable Amount Income Payments, Fixed Amount Income Payments, or both. The method of calculating the initial payment is different for the two types of payments. The Certificate Maintenance Charge will be deducted in equal payments from each income payment. The Certificate Maintenance Charge will be waived if the Certificate Value on the Payout Start Date is $50,000 or more or if all payments are Fixed Amount Income Payments.


Variable Amount Income Payments Variable Amount Income Payments will vary to reflect the performance of the Variable Account. The portion of the initial income payment based upon a particular Variable Sub-account is determined by applying the amount of the Certificate Value in that Sub-account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table. This portion of the initial income payment is divided by the Annuity Unit Value on the Payout Start Date for that Variable Sub- account to determine the number of Annuity Units from that Sub-account which will be used to determine subsequent income payments. Unless transfers are made between Sub-accounts, each subsequent income payment from that Sub-account will be that number of Annuity Units times the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


Annuity Unit Value The Annuity Unit Value for each Sub-account of the Variable Account at the end of any Valuation Period is calculated by:

o multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub- account's Net Investment Factor during the period; and then

o dividing the result by 1.000 plus the assumed investment rate for the period. The assumed investment rate is an effective annual rate of 3%. We reserve the right to offer an assumed investment rate greater than 3%.


Fixed Amount Income Payments The income payment amount derived from any monies allocated to the Fixed Account options during the Accumulation Phase is fixed for the duration of the Income Plan. The Fixed Amount Income Payment is calculated by applying the portion of the Certificate Value in the Fixed Account options on the Payout Start Date, less any applicable premium tax, to the greater of the appropriate value from the Income Payment Table selected or such other value as we are offering at that time.



Annuity Transfers After the Payout Start Date, no transfers may be made from the Fixed Amount Income


NYLU509

Payment. Transfers between Sub-accounts of the Variable Account, or from the Variable Amount Income Payment to the Fixed Amount Income Payment may not be made for six months after the Payout Start Date. Transfers may be made once every six months thereafter.


Payout Terms and Conditions The income payments are subject to the following terms and conditions:

o If the Certificate Value is less than $2,000, or not enough to provide an initial payment of at least $20, we reserve the right to:

     o    change the payment frequency to make the payment at least $20; or

     o terminate the Certificate and pay you the Certificate Value less any applicable taxes in a lump sum.

o If we do not receive a written choice of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be Life Income with Guaranteed Payments for 120 months.

o If you choose an Income Plan which depends on any person's life, we may require:

     o    proof of age and sex before income payments begin; and

     o proof that the Annuitant or joint Annuitant is still alive before we make each payment.

o After the Payout Start Date, the Income Plan cannot be changed and withdrawals cannot be made unless income payments are being made from the Variable Account under Income Plan 3. You may terminate the income payments being made from the Variable Account under Income Plan 3 at any time and withdraw their value, subject to Withdrawal Charges.

o If any Owner dies during the Payout Phase, the remaining income payments will be paid to the successor Owner as scheduled.



INCOME PAYMENT TABLES
------------------------------------------------------------------------------

The initial income payment will be at least the amount based on the adjusted age of the Annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 1983 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and the 1983a Annuity Mortality Tables.

















NYLU509


Income Plan 1 - Life Income with Guaranteed Payments for 120 Months

                            Monthly Income Payment for each $1,000 Applied to this Income Plan
---------------------------------------------------------------------------------------------------------------------------

    Annuitant's                                Annuitant's                                 Annuitant's
     Adjusted        Male     Female            Adjusted         Male     Female            Adjusted         Male    Female
       Age                                         Age                                         Age
------------------ ------------------------ -----------------  -----------------------  -----------------  -----------------------

       35             $3.43     $3.25              49             $4.15    $3.82               63             $5.52    $4.97
       36              3.47      3.28              50              4.22     3.88               64              5.66     5.09
       37              3.51      3.31              51              4.29     3.94               65              5.80     5.22
       38              3.55      3.34              52              4.37     4.01               66              5.95     5.35
       39              3.60      3.38              53              4.45     4.07               67              6.11     5.49
       40              3.64      3.41              54              4.53     4.14               68              6.27     5.64
       41              3.69      3.45              55              4.62     4.22               69              6.44     5.80
       42              3.74      3.49              56              4.71     4.29               70              6.61     5.96
       43              3.79      3.53              57              4.81     4.38               71              6.78     6.13
       44              3.84      3.58              58              4.92     4.46               72              6.96     6.31
       45              3.90      3.62              59              5.02     4.55               73              7.13     6.50
       46              3.96      3.67              60              5.14     4.65               74              7.31     6.69
       47              4.02      3.72              61              5.26     4.75               75              7.49     6.88
       48              4.08      3.77              62              5.39     4.86
================== ======================== =================  =======================  =================  =======================



Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months

                             Monthly Income Payment for each $1,000 Applied to this Income Plan
-----------------------------------------------------------------------------------------------------------------------------

                                                                 Female Annuitant's Adjusted Age
       Male
    Annuitant's         35          40          45           50           55            60          65             70       75
     Adjusted
        Age
-------------------  ----------- ------------- ------------- -----------  ----------  ----------- -----------  ----------  --------

        35            $3.09       $3.16        $3.23       $3.28       $3.32         $3.36        $3.39         $3.40        $3.42
        40             3.13        3.22         3.31        3.39        3.46          3.51         3.56          3.59         3.61
        45             3.17        3.28         3.39        3.50        3.60          3.69         3.76          3.81         3.85
        50             3.19        3.32         3.45        3.60        3.74          3.87         3.98          4.07         4.14
        55             3.21        3.35         3.51        3.68        3.87          4.06         4.23          4.37         4.48
        60             3.23        3.37         3.55        3.75        3.98          4.23         4.47          4.70         4.88
        65             3.24        3.39         3.57        3.80        4.07          4.37         4.71          5.04         5.34
        70             3.24        3.40         3.59        3.83        4.13          4.48         4.90          5.36         5.81
        75             3.25        3.41         3.61        3.86        4.17          4.56         5.04          5.61         6.22
===================  =========== ===========  =========== =========== ============= ===========  ============  ============ =======





NYLU509

Income Plan 3 - Guaranteed Number of Payments

                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan
--------------------------------  ---------------------------------------------

        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51
================================  =============================================

GENERAL PROVISIONS
------------------------------------------------------------------------------

The Entire Contract The entire contract consists of the Master Policy, the Master Policy Application, any written application, this Certificate and any Certificate endorsements and riders.

All statements made in a written application are representations and not warranties. No statement will be used by us in defense of a claim or to void the Certificate unless it is included in a written application.

We may not modify this Certificate without your consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law. Only our officers may change this the Master Policy or Certificate or waive a right or requirement. No other individual may do this.


Master Policy Amendment or Termination The Master Policy may be amended by us, terminated by us, or terminated by the Master Policyholder without the consent of any other person. No termination completed after the issue date of the Certificate will adversely affect your rights under this Certificate. Nothing in the Master Policy will invalidate or impair any rights of Certificate owners.


Incontestability We will not contest the validity of this Certificate after the issue date.


Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

o pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

o    stop payments until the total payments are equal to the corrected amount.

For purposes of the Misstatement of Sex provision, the interest will be calculated at a n effective annual rate of 6%.

Annual Statement At least once a year, prior to the Payout Start Date, we will send you a statement containing Certificate Value information. We will provide you with Certificate Value information at any time upon request. We will Provide the Owner with Certificate Value information at any time upon request. At least once in each Certificate Year, we shall mail tot he holder of this Certificate under which benefit payments have not yet commenced a statement as of a date during such year as to the amount available to provide paid-up annuity benefit, any cash surrender benefit, and any Death Benefit under the Certificate. The statement shall be addressed to the last post-office address of the certificate holder known to us as required by New York Insurance law.

NYLU509

Settlements We may require that this Certificate be returned to us prior to any settlement. We must receive due proof of death of the Owner or Annuitant prior to settlement of a death claim. Due proof of claim is one of the following:

o    a certified copy of a death certificate; or

o a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

o    any other proof acceptable to us.

Any full withdrawal or Death Benefit under this Certificate will not be less than the minimum benefits required by any statute of the state in which the Certificate is delivered.


Deferment of Payments We will pay any amounts due from the Variable Account under this Certificate within seven days, unless:

o the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

o    an emergency  exists as defined by the Securities and Exchange  Commission;
     or

o the Securities and Exchange Commission permits delay for the protection of Certificate holders.

We reserve the right to postpone payments or transfers from the Fixed Account options for up to six months. If we elect to postpone payments from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the withdrawal request is received by us to the date the payment is made.


Variable Account Modifications We reserve the right, subject to New York Insurance Law and applicable federal law, to make additions to, deletions from, or substitutions for the mutual fund shares underlying the Sub- accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of another mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of funds for this Certificate.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

If we deem it to be in the best interests of persons having voting rights under the Certificates, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended or it may be deregistered under such Act in the event such registration is no longer required.

Betterment of Rates At the time of their commencement, income payment amounts will not be less than those that would be provided by the application of the Certificate Value less any applicable premium tax, to purchase any single premium immediate annuity contract offered by us at the time to the same class of annuitants.

NYLU509

Allstate Life Insurance
Company of New York
(Herein called "We" or "Us")

Headquarters: One Allstate Drive, Farmingville, New York 11738
-----------------------------------------------------------------------------


Flexible Premium Deferred Variable Annuity Certificate

This Certificate is issued to customers of insurance agencies or broker/dealers that sell A I M mutual funds according to the terms of Master Policy number 64900060 issued by Allstate Life Insurance Company of New York to A I M Management Group, Inc. A I M Management Group, Inc. is called the Master Policyholder. This Certificate is governed by New York law.

Throughout this Certificate, "you" and "your" refer to the Certificate owner(s). "We", "us" and "our" refer to Allstate Life Insurance Company of New York.

Certificate Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit and a death benefit during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase. An Administrative Expense and Mortality and Expense Risk Charge equivalent to annualized charge of 1.50% will be deducted daily from the Variable Account. The smallest annual rate of net investment return on the Variable Account assets required to keep Variable Account Income Payments from decreasing is 4.50%

The dollar amount of income payments or other values provided by this Certificate, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account.

A $35 Certificate Maintenance charge will be deducted from the Variable Account on each Certificate Anniversary.

This Certificate and Master Policy do not pay dividends.

The tax status of this Certificate as it applies to the owner should be reviewed each year.

PLEASE READ YOUR CERTIFICATE CAREFULLY.

This is a legal contract between the Certificate owner and Allstate Life Insurance Company of New York.

Return Privilege
If you are not satisfied with this Certificate for any reason, you may return it to us or our agent within 10 days after you receive it. We will refund any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date of cancellation, plus any purchase payments allocated to the Fixed Account. If this Certificate is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Certificate Value. A refund under this return privilege excludes the actual amount of any Credit Enhancement.

If you have any questions about your Allstate Life Insurance Company of New York variable annuity, please contact Allstate Life Insurance Company of New York at
(800) 692-4682.

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]






                  Secretary              Chairman and Chief Executive Officer

NYLU510                                                        (10/2000)
                                                          Page 1

TABLE OF CONTENTS
-------------------------------------------------------------------------

THE PERSONS INVOLVED....................................................3

ACCUMULATION PHASE......................................................4

PAYOUT PHASE...........................................................11

INCOME PAYMENT TABLES..................................................13

GENERAL PROVISIONS.....................................................15



NYLU510                                                              (10/2000)
                                                          Page 2

ANNUITY DATA
----------------------------------------------------------------------------

CERTIFICATE NUMBER:...................................................444444444

ISSUE DATE:....................................................January 15, 2000

INITIAL PURCHASE PAYMENT:............................................$10,000.00
                                                                           IRA

CREDIT ENHANCEMENT (as a percentage of Purchase Payment):....................2%

     On every fifth year Anniversary Date you will receive an additional 2% credit enhancement on your Certificate Value

INITIAL ALLOCATION OF PURCHASE PAYMENT:

                                                                   ALLOCATED
                                                                   AMOUNT (%)

VARIABLE SUB-ACCOUNTS
         Aggressive Growth                                             20%
         Blue Chip                                                     10%
         Capital Appreciation                                          10%
         International Equity                                          10%


                                                                                        RATE
                                          ALLOCATED     GUARANTEED                    GUARANTEE
                                          AMOUNT (%)    INTEREST RATE                 THROUGH

STANDARD FIXED ACCOUNT
         1 Year Guarantee Period          10%                    5.00%                01/15/2001
         3 Year Guarantee Period          10%                    6.40%                01/15/2003
         5 Year Guarantee Period          10%                    7.00%                01/15/2005
         7 Year Guarantee Period          10%                    7.20%                01/15/2007

DOLLAR COST AVERAGING FIXED ACCOUNT
         Nine-Month Guarantee Period      10%                      4.9%               09/15/2000


MINIMUM GUARANTEED RATE
         FIXED ACCOUNT OPTIONS:..........................................3.00%

PAYOUT START DATE:............................................January 15, 2055

OWNER:................................................................John Doe
 ......................................................................Jane Doe

ANNUITANT:............................................................John Doe
         AGE AT ISSUE:......................................................35
         SEX:.............................................................Male

                                  RELATIONSHIP
BENEFICIARY                         TO OWNER             PERCENTAGE
-----------                      --------------          ----------
Jane Doe                             Wife                   100%

                                  RELATIONSHIP
CONTINGENT BENEFICIARY              TO OWNER             PERCENTAGE
----------------------           --------------          ----------
Susan Doe                           Daughter                100%

DPNY510

THE PERSONS INVOLVED
-----------------------------------------------------------------------------


Owner The person named at the time of application is the Owner of this Certificate unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else.

You may exercise all rights stated in this Certificate, subject to the rights of any irrevocable Beneficiary.

You may change the Owner or Beneficiary at any time. If the Owner is a natural person, you may change the Annuitant prior to the Payout Start Date. Once we have received a satisfactory written request for an Owner, Beneficiary or Annuitant change, the change will take effect as of the date you signed it. We are not liable for any payment we make or other action we take before receiving any written request for a change from you.

You may not assign an interest in this Certificate as collateral or security for a loan. However, you may assign periodic income payments under this Certificate prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If the sole surviving Owner dies prior to the Payout Start Date, the Beneficiary becomes the new Owner. If the sole surviving Owner dies after the Payout Start Date, the Beneficiary becomes the new Owner and will receive any subsequent guaranteed income payments.

If more than one person is designated as Owner:

o Owner as used in this Certificate refers to all people named as Owners, unless otherwise indicated;

o    any request to exercise ownership rights must be signed by all Owners; and

o on the death of any person who is an Owner, the surviving person(s) named as Owner will continue as Owner.


New Owner The New Owner is the Owner determined immediately after death of the Owner. The New Owner is:

o        the surviving Owner
o        if no surviving owner, the beneficiary(ies) of a single Owner; or
o        the beneficiary(ies) of a sole surviving Owner.


Annuitant The Annuitant is the person named on the Annuity Data Page, but may be changed by the Owner, as described above. The Annuitant must be a living individual. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

o        the youngest Owner; otherwise,

o        the youngest Beneficiary.


Beneficiary The Beneficiary is the person(s) named on the Annuity Data Page, but may be changed by the Owner, as described above. We will determine the Beneficiary from the most recent written request we have received from you. If you do not name a Beneficiary or if the Beneficiary named is no longer living, the Beneficiary will be:

o        your spouse if living; otherwise,

NYLU510

o        your children equally if living; otherwise,

o        your estate.

The Beneficiary may become the Owner under the circumstances described in the Owner provision above.

The Beneficiary may assign benefits under the Certificate, as described above, once they are payable to the Beneficiary. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

Natural Person As used in this Certificate, natural person means a living individual or trust entity that is treated as an individual for Federal Income Tax purposes under the Internal Revenue Code.



ACCUMULATION PHASE
------------------------------------------------------------------------------


Accumulation Phase Defined The "Accumulation Phase" is the first of two phases during your Certificate. The Accumulation Phase begins on the issue date of the Certificate stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Certificate is terminated before that date.


Certificate Year "Certificate Year" is the one year period beginning on the issue date of the Certificate and on each anniversary of the issue date.


Investment Alternatives The "Investment Alternatives" are the Sub-accounts of the Variable Account and any Fixed Account Options. We reserve the right to limit the availability of the Investment Alternatives for new investments. Any limit will be applied to all Owners and will be applied to all Owners and will be applied in a non- discriminatory manner.


Credit Enhancement A "Credit Enhancement" will be allocated to the Investment Alternatives you selected at the time of the purchase payment. It will be allocated among the Investment Alternatives in the same proportions as the purchase payment. The amount of your Credit Enhancement will be the percentage of your purchase payment indicated on the Annuity Data Page. On every fifth Anniversary Date (e.g., 5th, 10th, 15th, etc.) you will receive an additional 2% Credit Enhancement on your Certificate Value. Each Credit Enhancement will be allocated among the Investment Alternatives in the same proportion that the value in each Investment Alternative currently bears to your Account Value, except that any portion of the Credit Enhancement corresponding to the value in any Fixed Account Option will instead be allocated to the money market sub-account. We do not consider Credits to be an investment in the Certificate for income tax purposes.


Purchase Payments Purchase payments are initial and subsequent payments made by you, and do not include any Credit Enhancement. The initial purchase payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. The number of purchase payments is unlimited. We may limit the amount of each subsequent purchase payment that we will accept to a minimum of $500 and a maximum of $2,000,000. Any limits to Purchase Payments will be applied to all Owners and will be applied in a non-discriminatory manner.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation must equal 100%.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent

NYLU510
purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, simply by giving us written notice. Any change will be effective at the time we receive the notice.


Variable Account The "Variable Account" for this Certificate is the Allstate Life Insurance Company of New York Separate Account A. This account is a separate investment account to which we allocate assets contributed under this and certain other certificates. These assets will not be charged with liabilities arising from any other business we may have.


Variable Sub-accounts The Variable Account is divided into Sub-accounts. Each Sub-account invests solely in the shares of the mutual fund underlying the Sub-account. The Fixed Account Options are assets of the General Account.


Fixed Account Options The Fixed Account Options are the Standard Fixed Account and the Nine-Month Dollar Cost Averaging Fixed Account.


Standard Fixed Account Money in the Standard Fixed Account will earn interest at the current rate in effect at the time of allocation or transfer to the Standard Fixed Account for the guarantee periods. We will offer one- year, three-year, five-year, and seven-year guarantee periods. Other guarantee periods may be offered at our discretion. After the guarantee period, a renewal rate will be declared. Subsequent renewal dates will be on anniversaries of the first renewal date. The current rate and the renewal rate(s) will never be less than 3%.

Interest is credited to the Standard Fixed Account daily during the accumulation phase. The rates we quote when referring to interest credits are effective annual interest rates. "Effective annual rate" means the yield earned when interest credited at the underlying daily rate has compounded for a full year.

We will mail you a notice prior to the expiration of each guarantee period of the Standard Fixed Account outlining the options available at the end of the guarantee period. This notice will be mailed at least 15 days but not more than 45 days before the beginning of the 30-day period. During the 30 day period after a Guarantee Period expires you may:

o take no action and we will automatically apply the guarantee period value to a guarantee period of the shortest duration guarantee period to be established on the day the previous guarantee period expired; or

o notify us to apply the guarantee period value to a new guarantee period(s) to be established on the day the previous guarantee period expired; or

o notify us to apply the guarantee period value to a any Sub-account of the Variable Account on the day we receive the notification; or

o receive a portion of the guarantee period value or the entire guarantee period value through a partial or full withdrawal; however, a Withdrawal Charge and taxes may apply. In this case, the amount withdrawn will be deemed to have been withdrawn on the day the guarantee period expired.


Nine-Month Dollar Cost Averaging Fixed Account Money in the Nine-Month Dollar Cost Averaging Fixed Account will earn interest for nine months at the current rate in effect at the time of allocation to the Nine- Month Dollar Cost
Averaging  Fixed  Account.  Crediting  rates  for  the  Nine-Month  Dollar  Cost
Averaging Fixed Account will never be less than 3% annually. Each purchase payment and associated interest in the Nine-Month Dollar Cost Averaging Fixed Account must be transferred to other investment alternatives in equal monthly installments with the first transfer occurring within 30 days of allocation. If we do not receive allocation instructions from you, the payment and associated interest will be transferred to the money market subaccount in equal monthly installments. The number of monthly installments must be no more than nine. At the end of the nine months from

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



the date of a purchase payment allocation to the Nine-Month Dollar Cost Averaging Fixed Account, any remaining portion of the purchase payment and interest in the Nine-Month Dollar Cost Averaging Fixed Account will be allocated to other investment alternatives as defined by the current Nine-Month Dollar Cost Averaging Fixed Account allocation. No amount may be transferred into the Nine-Month Dollar Cost Averaging Fixed Account.


Crediting Interest We credit interest daily to money allocated to the Fixed Account options at a rate which compounds over one year to the interest rate we guaranteed when the money was allocated. We will credit interest to the initial purchase payment including Credit Enhancement allocated to any Fixed Account Option from the issue date. We will credit interest to subsequent purchase payments including Credit Enhancements allocated to any Fixed Account Options from the date we receive them at a rate declared by us. We will credit interest to transfers to the Guaranteed Maturity Fixed Account from the date the transfer is made. The interest rate for the Fixed Account Options will never be less than the 3% minimum guaranteed rate.

Transfers Prior to the Payout Start Date, you may transfer amounts between Investment Alternatives. You may make 12 transfers per Certificate Year without charge. Each transfer after the 12th transfer in any Certificate Year may be assessed a $10 transfer fee. Except in the instance of full surrender, transfers are subject to the following restrictions:

o The one year fixed account will have no transfer or withdrawal restriction. Any amount withdrawn above the 15% Preferred Withdrawal Amount may be subject to withdrawal charges. In addition, amounts withdrawn at the end of the guarantee period may be subject to withdrawal charges.

o With the 3, 5 and 7 year guarantee periods transfers and/or withdrawals of interest are not subject to any restrictions. Withdrawals may be subject to withdrawal charges. A maximum of 25% of the principal of any guarantee period may be transferred or withdrawn from that guarantee period each year. Years are measured from the date the guarantee period is established. The 25% is non-cumulative from year to year.

o We reserve the right to limit the number of transfers in any Certificate Year or to refuse any transfer request for an Owner or certain Owners if, in our sole discretion:

         o we believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds or would be to the disadvantage of other Certificate Owners; or

         o we are informed by one or more of the underlying mutual funds that the purchase or redemption of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

         Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us to be to the disadvantage of the other Certificate Owners.

We reserve the right to waive the transfer fees and restrictions contained in this Certificate.


Certificate Value On the issue date of the Certificate, the "Certificate Value" is equal to the initial purchase payment plus the Credit Enhancement. After the issue date, the "Certificate Value" is equal to the sum of:

o the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

o        the total value you have in any Fixed Account Options

If you withdraw the entire Certificate Value, you may receive an amount less than the Certificate Value because a Withdrawal Charge, income tax withholding, and a premium tax charge may apply.



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



Valuation Period and Valuation Date A "Valuation Period" is the time interval between the closing of the New York Stock Exchange on consecutive Valuation Dates. A "Valuation Date" is any date the New York Stock Exchange is open for trading.


Accumulation Units and Accumulation Unit Value Amounts which you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The Accumulation Unit Value for each Sub-account at the end of any Valuation Period is calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may go up or down. Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account will decrease the number of Accumulation Units for that Sub-account.


Net Investment Factor For each Sub-account of the Variable Account, the "Net Investment Factor" for a Valuation Period is equal to:

(A)  The sum of:

     (1) the net asset value per share of the mutual fund underlying the Sub-account determined at the end of the current Valuation Period, plus

     (2) the per share amount of any dividend or capital gain distributions made by the mutual fund underlying the Sub-account during the current Valuation Period.

(B) Divided by the net asset value per share of the mutual fund underlying the Sub-account determined as of the end of the immediately preceding Valuation Period.

(C) The result is reduced by the Administrative Expense Charge and the annualized Mortality and Expense Risk Charge corresponding to the portion of the current calendar year that is in the current valuation period.


Charges The charges for this Certificate include Administrative Expense Charges, Mortality and Expense Risk Charges, Certificate Maintenance Charges, transfer charges, and any applicable taxes. If a withdrawal is made, the Certificate may also be subject to a Withdrawal Charge.


Administrative Expense Charge The annualized Administrative Expense Charge will never be greater than 0.10%. (See Net Investment Factor for a description of how this charge is applied.)


Mortality and Expense Risk Charge The annualized Mortality and Expense Risk Charge will never be greater than 1.40%. (See Net Investment Factor for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Certificate.


Certificate Maintenance Charge Prior to the Payout Start Date, a Certificate Maintenance Charge will be deducted from your Certificate Value on each Certificate anniversary. The charge is only deducted from the Sub- accounts of the Variable Account. The charge will be deducted on a pro-rata basis from each Sub-account of the Variable Account. A full Certificate Maintenance Charge will be deducted if the Certificate is terminated on any date other than a Certificate anniversary. The annualized charge will never be greater than $35 per Certificate Year. The Certificate Maintenance Charge will be waived if total purchase payments are $50,000 or more or if all money is allocated to the Fixed Account options on the Certificate anniversary.

After the Payout Start Date the Certificate Maintenance Charge will be deducted in equal parts from each income

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



payment. The Certificate Maintenance Charge will be waived if the Certificate Value on the Payout Start Date is $50,000 or more or if all payments are Fixed Amount Income Payments.


Taxes Any premium tax or income tax withholding relating to this Certificate may be deducted from purchase payments or the Certificate Value when the tax is incurred or at a later time.


Withdrawal You have the right to withdraw part or all of your Certificate Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Certificate Value to less than $1,000, we will treat the request as a withdrawal of the entire Certificate Value. If you withdraw the entire Certificate Value, the Certificate will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Certificate Value will be reduced by the amount paid to you and any applicable Withdrawal Charge, and taxes. A Certificate Maintenance Charge will also be deducted if the Certificate is terminated. Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Certificate.


Preferred Withdrawal Amount During the first Certificate Year, the Preferred Withdrawal Amount equals 15% of your initial purchase payment. Each subsequent Certificate Year the Preferred Withdrawal Amount is equal to 15% of the Certificate Value as of the beginning of that Certificate Year. Each Certificate Year you may withdraw the Preferred Withdrawal Amount without any Withdrawal Charge. Any Preferred Withdrawal Amount which is not withdrawn in a year may not be carried over to increase the Preferred Withdrawal Amount available in a subsequent year.


Withdrawal Charge Withdrawals in excess of the Preferred Withdrawal Amount will be subject to a Withdrawal Charge as follows:

Payment Year:  1     2    3    4    5    6    7     8     9 and Later

Percentage:    8%    8%   7%   7%   6%   5%   4%    3%    0%


To determine the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.

For each purchase payment withdrawal, the "Payment Year" in the table is measured from the date we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year times that part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount.

Death of Owner If you die prior to the Payout Start Date, the New Owner will be the surviving Owner. If there is no surviving Owner, the New Owner will be the Beneficiary(ies). The New Owner will have the options described below,

1.   If the sole New Owner is your spouse:

     a. Your spouse may elect, within 180 days of the date of your death, to receive the Death Benefit described below in a lump sum.

     b. Your spouse may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out under one of the Income Plans described in the Payout Phase section. The Payout Start Date must be within one year of your date of death. Income Payments must be:

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




          i.   over the life of your spouse; or

          ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

          iii. Over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

     c. If your spouse does not elect one of the options above, then your spouse may continue the Certificate in the Accumulation Phase as if the death had not occurred. If the Certificate is continued in the Accumulation Phase, the following conditions apply:

          o On the day the Certificate is continued, the Certificate Value will be the Death Benefit as determined at the end of the Valuation Period during which we received due proof of death.

          o The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

          o Prior to the Payout Start Date, the Death Benefit of the continued Certificate will be the greater of:

               o the sum of all purchase payments reduced by a withdrawal adjustment, as defined in the Death Benefit provision; or

               o the Certificate Value on the date we determine the Death Benefit; or

               o the Certificate Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment, as defined in the Death Benefit provision.

2. If the New Owner is not your spouse but is a natural person, then this New Owner has the following options:

     a. The New Owner may elect, within 180 days of the date of your death, to receive the death benefit described below in a lump sum.

     b. The New Owner may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out under one of the Income Plans described in the Payout Phase section. The Payout Start Date must be within one year of your date of death. Income Payments must be:

          i.   over the life of the New Owner; or

          ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the New Owner; or

          iii. Over the life of the New Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the New Owner.

     c. The New Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of your date of death. The New Owner may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

3.   If the New Owner is a corporation or other non-Natural Person:

     a. The non-natural Owner may elect, within 180 days of your death, to receive the Death Benefit in a lump sum.

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



     b. The non-natural Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of your date of death.

If any New Owner is a non-Natural Person, all New Owners will be considered to be non-Natural Persons for the above purposes.

If the New Owner who is not your spouse does not make one of the above described elections, the Settlement Value must be withdrawn by the New Owner on or before the mandatory distribution date 5 years after your date of death. Under any of these options, all ownership rights are available to the New Owner from the date of your death to the date on which the Death Benefit or Settlement Value is paid. We reserve the right to extend the period of time in which we will use the Death Benefit rather than the Settlement Value to determine the payment amount. The death benefit paid will be at least as high as the Settlement Value. The right applies only the amount payable as death benefit proceeds and in no way restricts when a claim may be filed.


Death of Annuitant If the Annuitant who is not also the Owner dies prior to the Payout Start Date, the Owner must elect an applicable option listed below. If the option selected is 1(a) or 1(b)(ii) below, the new Annuitant will be the youngest Owner, unless the Owner names a different Annuitant.

1.   If the Owner is a Natural Person:

     a. The Owner may choose to continue this Certificate as if the death had not occurred; or

     b. If we receive due proof of death within 180 days of the date of the Annuitant's death, then the Owner may alternatively choose to:

          i.   Receive the Death Benefit in a lump sum; or

          ii. Apply the Death Benefit to an Income Plan which must begin within one year of the date of death.

2.   If the Owner is a non-Natural Person:

     a. The non-natural Owner may elect, within 180 days of the Annuitant's date of death, to receive the Death Benefit in a lump sum; or

     b. The non-natural Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of the Annuitant's date of death.

If the non-natural Owner does not make one of the above described elections, the Settlement Value must be withdrawn by the non-natural Owner on or before the mandatory distribution date 5 years after the Annuitant's death.

Under any of these options, all ownership rights are available to the Owner from the date of the Annuitant's death to the date on which the Death Benefit or Settlement Value is paid. We reserve the right to extend beyond 180 days the period when we will pay the Death Benefit.


Death Benefit Except as defined above when the surviving spouse continues the Certificate, prior to the Payout Start Date, the Death Benefit is equal to the greatest of the following Death Benefit alternatives:

o the sum of all purchase payments reduced by a withdrawal adjustment, as defined below; or

o    the Certificate Value on the date we determine the Death Benefit; or

o the amount that would have been payable in the event of a full withdrawal of the Certificate Value on the date we determine the Death Benefit; or

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o    the Certificate  Value on each Death Benefit  Anniversary prior to the date we determine  the Death  Benefit,  increased by any purchase  payments made
     since  that  Death  Benefit   Anniversary   and  reduced  by  a  withdrawal
     adjustment, as defined below.

The first Death Benefit Anniversary is the 8th Certificate anniversary. Subsequent Death Benefit Anniversaries are those Certificate anniversaries that are multiples of 8 Certificate Years, beginning with the 16th Certificate anniversary. For example, the 8th, 16th, and 24th Certificate anniversaries are the first three Death Benefit Anniversaries.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

     (a)  = the withdrawal amount.
     (b)  = the Certificate Value immediately prior to the withdrawal.
     (c) = the value of the applicable Death Benefit alternative immediately prior to the withdrawal.

We will determine the value of the Death Benefit as of the end of the Valuation Period during which we receive a complete request for payment of the Death Benefit. A complete request includes due proof of death.


Settlement Value The Settlement Value is the same amount that would be paid in the event of a full withdrawal of the Certificate Value. We will calculate the Settlement Value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death, whichever is earlier.



PAYOUT PHASE
-----------------------------------------------------------------------------


Payout Phase Defined The "Payout Phase" is the second of the two phases during your Certificate. During this phase the Certificate Value less any applicable taxes is applied to the Income Plan you choose and is paid out as provided in that plan.

The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan chosen.


Payout Start Date The "Payout Start Date" is the date the Certificate Value less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The Payout Start Date must be on or before the later of the Annuitant's 90th birthday,


Income Plans An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. The Certificate Value on the Payout Start Date and less any applicable taxes, will be applied to your Income Plan choice from the following list:

1. Life Income with Guaranteed Payments. We will make payments for as long as the Annuitant lives. If the Annuitant dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

2. Joint and Survivor Life Income with Guaranteed Payments. We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives. If both the Annuitant and the joint Annuitant die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

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



3. Guaranteed Number of Payments. We will make payments for a specified number of months beginning on the Payout Start Date. These payments do not depend on the Annuitant's life. The number of months guaranteed may be from 60 to
     360. Income payments for less than 120 months may be subject to a Withdrawal Charge.


     In lieu of applying all or a portion of the Certificate Value to Income Plans 1, 2, or 3, the Owner may elect to:

     o    receive a withdrawal benefit as described in the Withdrawal provision:
          or

     o    receive income payments for a specified period.

We reserve the right to make available other Income Plans.


Income Payments Income payment amounts may be Variable Amount Income Payments, Fixed Amount Income Payments, or both. The method of calculating the initial payment is different for the two types of payments. The Certificate Maintenance Charge will be deducted in equal payments from each income payment. The Certificate Maintenance Charge will be waived if the Certificate Value on the Payout Start Date is $50,000 or more or if all payments are Fixed Amount Income Payments.


Variable Amount Income Payments Variable Amount Income Payments will vary to reflect the performance of the Variable Account. The portion of the initial income payment based upon a particular Variable Sub-account is determined by applying the amount of the Certificate Value in that Sub-account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table. This portion of the initial income payment is divided by the Annuity Unit Value on the Payout Start Date for that Variable Sub- account to determine the number of Annuity Units from that Sub-account which will be used to determine subsequent income payments. Unless transfers are made between Sub-accounts, each subsequent income payment from that Sub-account will be that number of Annuity Units times the Annuity Unit Value for the Sub- account for the Valuation Date on which the income payment is made.


Annuity Unit Value The Annuity Unit Value for each Sub-account of the Variable Account at the end of any Valuation Period is calculated by:

o multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub- account's Net Investment Factor during the period; and then

o dividing the result by 1.000 plus the assumed investment rate for the period. The assumed investment rate is an effective annual rate of 3%. We reserve the right to offer an assumed investment rate greater than 3%.


Fixed Amount Income Payments The income payment amount derived from any monies allocated to the Fixed Account options during the Accumulation Phase is fixed for the duration of the Income Plan. The Fixed Amount Income Payment is calculated by applying the portion of the Certificate Value in the Fixed Account options on the Payout Start Date, and less any applicable premium tax, to the greater of the appropriate value from the Income Payment Table selected or such other value as we are offering at that time.


Annuity Transfers After the Payout Start Date, no transfers may be made from the Fixed Amount Income Payment. Transfers between Sub-accounts of the Variable Account, or from the Variable Amount Income Payment to the Fixed Amount Income Payment may not be made for six months after the Payout Start Date. Transfers may be made once every six months thereafter.


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Payout Terms and Conditions The income payments are subject to the following terms and conditions:

o If the Certificate Value is less than $2,000, or not enough to provide an initial payment of at least $20, we reserve the right to:

     o    change the payment frequency to make the payment at least $20; or

     o terminate the Certificate and pay you the Certificate Value less any applicable taxes in a lump sum.

o If we do not receive a written choice of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be Life Income with Guaranteed Payments for 120 months.

o If you choose an Income Plan which depends on any person's life, we may require:

     o    proof of age and sex before income payments begin; and

     o proof that the Annuitant or joint Annuitant is still alive before we make each payment.

o After the Payout Start Date, the Income Plan cannot be changed and withdrawals cannot be made unless income payments are being made from the Variable Account under Income Plan 3. You may terminate the income payments being made from the Variable Account under Income Plan 3 at any time and withdraw their value, subject to Withdrawal Charges.

o If any Owner dies during the Payout Phase, the remaining income payments will be paid to the successor Owner as scheduled.



INCOME PAYMENT TABLES
------------------------------------------------------------------------------


The initial income payment will be at least the amount based on the adjusted age of the Annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 1983 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and the 1983a Annuity Mortality Tables.











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



Income Plan 1 - Life Income with Guaranteed Payments for 120 Months

                            Monthly Income Payment for each $1,000 Applied to this Income Plan
---------------------------------------------------------------------------------------------------------------------------

    Annuitant's                                Annuitant's                                 Annuitant's
     Adjusted        Male     Female            Adjusted         Male     Female            Adjusted         Male    Female
       Age                                         Age                                         Age
------------------ ------------------------ -----------------  -----------------------  -----------------  ----------------------

       35             $3.43     $3.25              49             $4.15    $3.82               63             $5.52   $4.97
       36              3.47      3.28              50              4.22     3.88               64              5.66     5.09
       37              3.51      3.31              51              4.29     3.94               65              5.80     5.22
       38              3.55      3.34              52              4.37     4.01               66              5.95     5.35
       39              3.60      3.38              53              4.45     4.07               67              6.11     5.49
       40              3.64      3.41              54              4.53     4.14               68              6.27     5.64
       41              3.69      3.45              55              4.62     4.22               69              6.44     5.80
       42              3.74      3.49              56              4.71     4.29               70              6.61     5.96
       43              3.79      3.53              57              4.81     4.38               71              6.78     6.13
       44              3.84      3.58              58              4.92     4.46               72              6.96     6.31
       45              3.90      3.62              59              5.02     4.55               73              7.13     6.50
       46              3.96      3.67              60              5.14     4.65               74              7.31     6.69
       47              4.02      3.72              61              5.26     4.75               75              7.49     6.88
       48              4.08      3.77              62              5.39     4.86
================== ======================== =================  =======================  =================  ========================




Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months

                             Monthly Income Payment for each $1,000 Applied to this Income Plan
-----------------------------------------------------------------------------------------------------------------------------

                                                                 Female Annuitant's Adjusted Age
       Male
    Annuitant's         35          40          45           50           55            60          65             70        75
     Adjusted
        Age
-------------------  ----------- ------------- ------------- -----------  ----------  ----------- -----------  ----------  --------

        35            $3.09       $3.16        $3.23       $3.28       $3.32         $3.36        $3.39         $3.40        $3.42
        40             3.13        3.22         3.31        3.39        3.46          3.51         3.56          3.59         3.61
        45             3.17        3.28         3.39        3.50        3.60          3.69         3.76          3.81         3.85
        50             3.19        3.32         3.45        3.60        3.74          3.87         3.98          4.07         4.14
        55             3.21        3.35         3.51        3.68        3.87          4.06         4.23          4.37         4.48
        60             3.23        3.37         3.55        3.75        3.98          4.23         4.47          4.70         4.88
        65             3.24        3.39         3.57        3.80        4.07          4.37         4.71          5.04         5.34
        70             3.24        3.40         3.59        3.83        4.13          4.48         4.90          5.36         5.81
        75             3.25        3.41         3.61        3.86        4.17          4.56         5.04          5.61         6.22
===================  =========== ===========  =========== =========== ============= ===========  ============  ============ ======




NYLU510

Income Plan 3 - Guaranteed Number of Payments

                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan
--------------------------------  ---------------------------------------------

        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51
================================  =============================================




GENERAL PROVISIONS
-----------------------------------------------------------------------------


The Entire Contract The entire contract consists of the Master Policy, the Master Policy Application, any written application, this Certificate and any Certificate endorsements and riders.

All statements made in a written application are representations and not warranties. No statement will be used by us in defense of a claim or to void the Certificate unless it is included in a written application.

We may not modify this Certificate without your consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law. Only our officers may change the Master Policy or this Certificate or waive a right or requirement. No other individual may do this.


Master Policy Amendment or Termination The Master Policy may be amended by us, terminated by us, or terminated by the Master Policyholder without the consent of any other person. No termination completed after the issue date of the Certificate will adversely affect your rights under this Certificate. Nothing in the Master Policy will invalidate or impair any rights of Certificate owners.


Incontestability We will not contest the validity of this Certificate after the issue date.


Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

o pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

o    stop payments until the total payments are equal to the corrected amount.

For purposes of the Misstatement of Sex provision, interest will be calculated at an effective annual rate of 6%.


Annual Statement At least once a year, prior to the Payout Start Date, we will send you a statement containing Certificate Value information. We will provide you with Certificate Value information at any time upon

NYLU510
request. At least once in each Certificate Year, we shall mail to the holder of this Certificate under which benefit payments have not commenced a statement as of a date during such year as to the amount available to provide paid-up annuity benefit, any cash surrender benefit, and any Death Benefit under the Certificate. The statement shall be addressed to the last post-office address of the certificate holder known to us as required by New York Insurance law.

Settlements We may require that this Certificate be returned to us prior to any settlement. We must receive due proof of death of the Owner or Annuitant prior to settlement of a death claim.

Any full withdrawal or Death Benefit under this Certificate will not be less than the minimum benefits required by any statute of the state in which the Certificate is delivered.


Deferment of Payments We will pay any amounts due from the Variable Account under this Certificate within seven days, unless:

o the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

o    an emergency  exists as defined by the Securities and Exchange  Commission;
     or

o the Securities and Exchange Commission permits delay for the protection of Certificate holders.

We reserve the right to postpone payments or transfers from the Fixed Account options for up to six months. If we elect to postpone payments from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the withdrawal request is received by us to the date the payment is made.


Variable Account Modifications We reserve the right, subject to New York Insurance law and applicable federal law, to make additions to, deletions from, or substitutions for the mutual fund shares underlying the Sub- accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of another mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of funds for this Certificate.


In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

If we deem it to be in the best interests of persons having voting rights under the Certificates, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended or it may be deregistered under such Act in the event such registration is no longer required.


Betterment of Rates At the time of their commencement, income payment amounts will not be less than those that would be provided by the application of the Certificate Value less any applicable premium tax, to purchase any single premium immediate annuity contract offered by us at the time to the same class of annuitants.



NYLU510

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          (herein called "we" or "us")

                          Enhanced Death Benefit Rider

Due to the variable nature of the Certificate, this Rider does not guarantee that the Enhanced Death Benefit will increase the Death Benefit found in the Certificate.


This rider was issued because you selected the Enhanced Death Benefit at the time you applied for this annuity.


Enhanced Death Benefit The Death Benefit provision of your Certificate is modified as follows:

If the owner is a living individual, the Enhanced Death Benefit applies only to the death of the owner. If the owner is not a living individual, the Enhanced Death Benefit applies only to the death of the annuitant.

The Death Benefit will be the greater of the values stated in your Certificate, or the value of the Enhanced Death Benefit.

The Enhanced Death Benefit will cease on the date we determine the value of the Death Benefit.

         Enhanced Death Benefit.

At issue, the Enhanced Death Benefit is equal to the initial purchase payment. After issue, the Enhanced Death Benefit is recalculated when a purchase payment or withdrawal is made or on a Certificate anniversary as follows:

         1. For purchase payments, the Enhanced Death Benefit is equal to the most recently calculated Enhanced Death Benefit plus the purchase payment.

         2. For withdrawals, the Enhanced Death Benefit is equal to the most recently calculated Enhanced Death Benefit reduced by a withdrawal adjustment defined below.

         3. On each Certificate anniversary, the Enhanced Death Benefit is equal to the greater of the Certificate Value or the most recently calculated Enhanced Death Benefit.

         In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit will be the greatest of all Certificate anniversary Certificate Values on or prior to the date we calculate the Death Benefit.

         The Enhanced Death Benefit will be recalculated for purchase payments, withdrawals and on Certificate anniversaries until the oldest owner, or the annuitant if the owner is not a living individual, attains age 85.

         After age 85, the Enhanced Death Benefit will be recalculated only for purchase payments and withdrawals.







NYLU513                                                       (11/2000)

         Withdrawal Adjustment

         The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

         (a)  =  the withdrawal amount.
         (b)  =  the Certificate Value immediately prior to the withdrawal.
         (c)  =  the most recently calculated Enhanced Death Benefit.


Mortality and Expense Risk Charge The Mortality and Expense Risk Charge provision of your Certificate is modified as follows:

The annualized Mortality and Expense Risk Charge is increased by 0.20%. This charge will cease on the Payout Start Date.

After the death of the Owner, if the surviving spouse elects to continue the Certificate in the Accumulation Phase, then the Annualized Mortality and Expense Risk Charge will be reduced by 0.20%. The effective date of this charge will be the date we determine the value of the Death Benefit.

Except as amended in this rider, the Certificate remains unchanged.


[GRAPHIC OMITTED]

[GRAPHIC OMITTED]







       Michael J. Velotta                        Thomas J. Wilson
             Secretary                  Chairman and Chief Executive Officer